EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-39627 and No. 33-65786 of Datawatch Corporation on Form S-8 of our report dated November 19, 1999 appearing in the Annual Report on Form 10-K of Datawatch Corporation for the year ended September 30, 1999.



/s/Deloitte & Touche LLP
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Boston, Massachusetts
December 27, 1999